November 21, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:

Mount Knowledge Holdings, Inc.

File No. 000-52664

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K dated November 21, 2014 of Mount Knowledge Holdings, Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP

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